UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 26, 2020

PreCheck Health Services, Inc.
(Exact name of registrant as specified in Charter)

Florida	001-37807	47-3170676
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305 W. Woodard Street, Suite 221, Denison TX 75020

 (Address of Principal Executive Offices)

(903) 337-1872

(Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (646) 895-7238

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2020, Justin Anderson, the Company’s sole director, appointed Douglas W. Samuelson as a director and Mr. Anderson resigned as a director and officer of the Company.  Mr. Anderson was the Company’s chief executive officer, president and chairman of the board.

On May 27, 2020, the board of directors, consisting of Mr. Samuelson, appointed Mr. Samuelson, who was the Company’s chief financial officer, as president, chief executive officer and secretary

Mr. Samuelson has served as the Company’s chief financial officer since September 1, 2015. He is a finance professional with progressive experience within public and private sectors with significant experience in SEC reporting and regulations, internal audit and Sarbanes-Oxley compliance, and business operations, systems, controls and processes for a wide variety of industries. From 2014 until 2015, Mr. Samuelson performed CFO contract services for a small public company, handling all SEC reporting and financial reporting responsibilities, performing consulting services to several public companies, primarily relating to Sarbanes-Oxley compliance, and assisting them with SEC financial reporting and GAAP technical consulting. From 2012 to 2014, Mr. Samuelson served as chief financial officer to Medacata USA, Inc., an orthopedic distributor of hip, knee and spine implants and surgical instruments with $50 million in revenues. From 2011 to 2012, he performed consulting services to several public companies, primarily relating to Sarbanes-Oxley compliance, also assisted them with SEC financial reporting and GAAP technical consulting. From 2010-2011, Mr. Samuelson served as director of accounting and financial reporting for Response Genetics, Inc., a publicly traded company located in Los Angeles, California. From 2005 to 2010, Mr. Samuelson was director of auditing services for the CPA firm of J.H. Cohn, LLP located in Woodland Hills, California.

Item 8.01 Other Events

On May 26, 2020, the Company and Justin Anderson and Stacey Anderson agreed in principal to the rescission of the December 19, 2019 acquisition by the Company of all of the capital stock of JAS Practice Management, Inc., a Texas corporation doing business as JAS Consulting, Inc. (“JAS”), from Justin Anderson, who, at the time, was the Company’s sole director and chief executive officer, and his spouse, Stacey Anderson.  As previously reported, as consideration for the acquisition of JAS, the Company paid $250,000, issued 3,500,000 shares of common stock and issued its 8% promissory notes due December 31, 2020 in the principal amount of $250,000.  The decision to rescind the purchase followed the discovery of certain adverse information concerning JAS in connection with the audit of JAS’ financial statements for the year ended December 31, 2019.  The parties are in the process of negotiating the terms of the rescission.  As a result of the rescission, the Company’s financial statements for the year ended December 31, 2019, will reflect the operations of the Company and will not reflect the operations of JAS.  The Company anticipates that it will also incur a charge in connection with the rescission.  Mr. Anderson resigned as the Company’s sole director and chief executive officer in connection with the rescission of the JAS acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECHECK HEALTH SERVICES, INC.

Date: June 1, 2020	By:	/s/ Douglas W. Samuelson
Douglas W. Samuelson
Chief Executive Officer

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